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                                                                    EXHIBIT 10.4


                          GLOBESPAN SEMICONDUCTOR INC.

                            1999 DIRECTOR STOCK PLAN


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                          GLOBESPAN SEMICONDUCTOR, INC.
                            1999 DIRECTOR STOCK PLAN

ARTICLE 1.     PURPOSE OF THE PLAN

               The Plan is intended to promote the interests of the Corporation by providing the non-employee members of the Board with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.


ARTICLE 2.     ADMINISTRATION

               The terms and conditions of each automatic option grant (including the timing and pricing of the option grant) shall be determined by the express terms and conditions of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.


ARTICLE 3.     STOCK SUBJECT TO THE PLAN

               A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be fixed at 250,000 shares.

               B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares of Common Stock actually issued to the holder of such option.

               C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected or continuing non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. The adjustments to the outstanding options shall be made by the Board in a manner which shall preclude the enlargement or dilution of rights and benefits under such options and shall be final, binding and conclusive.


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ARTICLE 4.     ELIGIBILITY

               The individuals eligible to receive automatic option grants pursuant to the provisions of this Plan shall be limited to (i) Current Directors and (ii) New Directors.


ARTICLE 5.     TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

               A. Grant Date. Option grants shall be made on the dates specified below:

               - Each Current Director shall automatically be granted, at the Effective Date, a non-statutory option to purchase 5,000 shares of Common Stock.

               - Each individual who first becomes a New Director on or after the Effective Date, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 5,000 shares of Common Stock. However, a New Director shall not be eligible to receive the initial automatic option grant if such individual has previously been in the employ of the Corporation (or any parent or subsidiary).

               - On the date of each Annual Meeting in the calendar year following the year in which a New or Current Director received an initial grant under the Plan, each such Board member who serves on the Board at the time of that Annual Meeting, whether or not standing for re-election, shall automatically be granted a non-statutory option to purchase 5,000 shares of Common Stock. A New or Current Director who resigns effective at an Annual Meeting shall not be eligible to be granted a non-statutory option at that time. A New or Current Director shall be eligible to receive a second 5,000-share grant, whether or not he or she has previously been in the employ of the Corporation (or any parent or subsidiary).

               - On the date of each Annual Meeting, beginning with the 2001 Annual Meeting, each non-employee Board member who serves on the Board at the time of that Annual Meeting, whether or not standing for re-election, shall automatically be granted a non-statutory option to purchase 2,500 shares of Common Stock. A non-employee Board member who resigns effective at an Annual Meeting shall not be eligible to be granted a non-statutory option at that time.

               There shall be no limit on the number of such annual 2,500-share option grants any one non-employee Board member may receive over his or her period of continued Board service. In no event may a Board member receive both the 5,000-share and 2,500-share grant at the same Annual Meeting.

               B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.


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               C.     Payment.

               The exercise price shall become immediately due upon exercise of the option. The entire exercise price shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased. The exercise price may also be paid in one of the alternative forms specified below:

                      (i) all or any part of the exercise price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the option is exercised. The optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the exercise price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the option for financial reporting purposes; or

                      (ii) all or any part of the exercise price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being acquired upon exercise of the option and to deliver all or part of the sales proceeds to the Corporation; or

                      (iii) all or any part of the exercise price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to pledge all or part of the shares of Common Stock being acquired upon exercise of the option to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation.

               For purposes of this Section 5.C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the broker sale or broker pledge procedure specified above is used, payment of the exercise price for the purchased shares must accompany the exercise notice.

               D. Exercisability/Vesting. Each automatic grant shall become exercisable upon the optionee's completion of twelve months of Board service. Optionee will be deemed to have completed 12 months of Board service following the first continuous 12 month period in which Optionee has attended at least 75% of all scheduled Board meetings.

               Exercisability of the option shall be subject to acceleration as provided in Section 5.G and Article 6. In no event, however, shall the option become exercisable for any additional option shares after the Optionee's cessation of Board service.

               E. Option Term. Each automatic grant under the Plan shall have a maximum term of ten (10) years measured from the automatic grant date.

               F. Non-Transferability. During the lifetime of the Optionee, each automatic option grant shall be exercisable only by the Optionee and shall not be assignable or transferable


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by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death.

               G.   Effect of Termination of Board Service.

                    1. Should the Optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants under the Plan, then such individual shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares for which the option is exercisable at the time of his or her cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any option shares for which the option is not otherwise at that time exercisable.

                    2. Should the Optionee die while serving as a Board member or within twelve (12) months after cessation of Board service, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for the option shares for which the option is exercisable at the time of his or her cessation of Board service (less any option shares purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee's cessation of service.

                    3. In no event shall any automatic grant under this Plan remain exercisable after the expiration date of the maximum ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 3 above or (if earlier) upon the expiration of the maximum ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares for which the option was not exercisable at the time of the Optionee's cessation of Board service.

               H. Modification of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Corporation or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such option.

               I. Stockholder Rights. The holder of an automatic option grant shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

               J. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Stock Option Agreement approved for use under the Plan.


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ARTICLE 6.     SPECIAL ACCELERATION EVENTS

               A. In the event of any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise fully exercisable shall automatically accelerate in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option. Immediately following the consummation of the Change in Control, each automatic option grant under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

               B. The automatic option grants outstanding under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE 7.     AMENDMENT OF THE PLAN AND AWARDS

               The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment. Stockholder approval shall be obtained to the extent required by applicable law.

ARTICLE 8.     EFFECTIVE DATE AND TERM OF PLAN

               A. The Plan shall become effective on the Effective Date. One or more automatic option grants may be made under the Plan at any time on or after the Effective Date.

               B. The Plan shall terminate on March 4, 2009 unless the Board decides to terminate the Plan earlier. All option grants outstanding on the date of termination shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing those option grants.

ARTICLE 9.     USE OF PROCEEDS

               Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

ARTICLE 10.    REGULATORY APPROVALS

               A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.


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               B.   No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of the Nasdaq National Market or any Stock Exchange on which the Common Stock is then listed for trading.

ARTICLE 11.    NO IMPAIRMENT OF RIGHTS

               Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.


ARTICLE 12.    MISCELLANEOUS PROVISIONS

               A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

               B. The provisions of the Plan relating to the exercise of options shall be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

               C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Change in Control or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.


ARTICLE 13.    DEFINITIONS

               ANNUAL MEETING: the annual meeting of the Corporation's stockholders.

               BOARD: the Corporation's Board of Directors.

               CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

                      a. the consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization;

                      b. the sale, transfer or other disposition of all or substantially all of the Corporation's assets;


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                      c.  a change in the composition of the Board, as a result
        of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Corporation on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

                      d. any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the 1934 Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the Common Stock of the Corporation.

                          A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction.

               CODE: the Internal Revenue Code of 1986, as amended.

               COMMON STOCK: shares of the Corporation's common stock.

               CORPORATION: GlobeSpan Semiconductor, Inc., a Delaware corporation.

               CURRENT DIRECTOR: an individual serving as a non-employee Board member on the Effective Date.

               EFFECTIVE DATE: the date on which the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established.

               FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

                      a. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.


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                      b. If the Common Stock is at the time listed on any Stock
        Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      c. For purposes of any option grants made on the date of execution of the Underwriting Agreement, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

               NEW DIRECTOR: an individual who is first elected or appointed as a non-employee Board member after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders.

               1934 ACT: the Securities Exchange Act of 1934, as amended.

               OPTIONEE: any person to whom an option is granted under the Plan.

               PLAN: this GlobeSpan Semiconductor Inc. 1999 Director Stock
Plan.

               STOCK EXCHANGE: either the American Stock Exchange or the New York Stock Exchange.

               UNDERWRITING AGREEMENT: the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.


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